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Company contacts:

Savient Pharmaceuticals, Inc.                           Cytogen Corporation
Jack Domeischel, 732-565-4716                           Media/Investors contact:
jdomeischel@savientpharma.com                           Jonathan Fassberg
                                                        The Trout Group
                                                        (212) 477-9007 x16

 CYTOGEN AND SAVIENT FINALIZE EXCLUSIVE DISTRIBUTION AGREEMENT FOR SOLTAMOX(TM)

             The first oral liquid tamoxifen in the U.S. represents
          a new option for women with breast cancer including patients unable to tolerate solid oral dosage forms.

PRINCETON AND EAST BRUNSWICK, N.J., (APRIL 24, 2006) -- Cytogen Corporation (NASDAQ: CYTO) and Savient Pharmaceuticals (NASDAQ: SVNT) announced today the execution of a distribution agreement granting Cytogen exclusive marketing rights for SOLTAMOX(TM) (tamoxifen citrate) in the United States. SOLTAMOX, a cytostatic estrogen receptor antagonist, is the first oral liquid hormonal therapy approved in the U.S. It is indicated for the treatment of breast cancer in adjuvant and metastatic settings and to reduce the risk of breast cancer in women with ductal carcinoma in situ (DCIS) or with high risk of breast cancer.

"We are extremely pleased to finalize our exclusive distribution agreement with Savient, which expands Cytogen's established commercial presence in the oncology therapeutic arena," stated Michael D. Becker, president and chief executive officer of Cytogen. "This is central to our strategy of leveraging the effectiveness of our existing U.S. sales network by supplying it with attractive, new, IP-protected products that represent significant commercial opportunities in relevant specialist therapeutic areas."

Cytogen will pay an upfront licensing fee of $2 million to Savient and will also pay additional contingent sales-based milestone payments totaling $4 million to Savient and its wholly owned subsidiary, Rosemont Pharmaceuticals Ltd. Savient and Rosemont will also receive royalties on net sales of SOLTAMOX. Additionally, Cytogen has entered into a supply agreement with Rosemont for the manufacture and supply of SOLTAMOX. Cytogen expects to launch SOLTAMOX during the third quarter of 2006. HSBC Securities (USA) Inc. acted as an advisor to Cytogen.

"We are very pleased to have finalized the exclusive distribution and supply agreements for SOLTAMOX with Cytogen," said Christopher Clement, president and chief executive officer of Savient. "For Savient, this is another demonstration of our momentum in reinforcing and refining our focus as a specialty pharmaceutical company. The introduction of SOLTAMOX into the U.S. market provides a sound platform for what we hope will be many more oral liquid product entries by our Rosemont operation. We believe that with its established commercial infrastructure and demonstrated ability to maximize niche oncology product opportunities, Cytogen is the right company to take full advantage of this product opportunity and bring this important option to the many patients who rely on oral formulations to treat their disease."

SOLTAMOX is a product of Rosemont Pharmaceuticals Ltd., Savient's wholly owned subsidiary based in Leeds, United Kingdom. SOLTAMOX received U.S. regulatory approval in October 2005 and is licensed in


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the United Kingdom,  Ireland and Germany.  SOLTAMOX is a registered trademark of
Savient Pharmaceuticals, Inc.

About Hormone Therapy in Breast Cancer

Estrogen is known to promote the growth of approximately two thirds of breast cancers that contain estrogen or progesterone receptors. Breast cancer treatment often involves agents designed to block the effect of estrogen or lower estrogen levels. Tamoxifen, the most commonly used anti-estrogen drug, is administered daily in pill form. It has been shown to reduce the risk of cancer recurrence and improve overall survival in all age groups.

About Dysphagia

Swallowing oral medications in the form of pills, tablets, or capsules presents a challenge for many individuals with dysphagia, or difficulty swallowing, which is estimated to affect more than 18 million adults in the United States. A recent national survey revealed that over 40% of adults experience problems swallowing pills. Of adults who reported difficulty swallowing pills, 14% disclosed that they had delayed taking a dose of their medication, and 8% had skipped a dose completely. Adults who have difficulty swallowing these forms of oral medications may be less likely to comply with prescribed regimens.

About SOLTAMOX

Currently, SOLTAMOX is the only liquid hormonal therapy solution available in the United Kingdom, Ireland and Germany, and will soon be launched in the United States. The availability of an oral liquid dosing option could allow more women to benefit from hormonal treatment for estrogen receptor positive breast cancer.

Important safety information for SOLTAMOX

Use of SOLTAMOX in risk reduction setting (women at high risk for cancer and women with DCIS) has been shown to cause cancer of the uterus, as well as stroke and blood clots. The benefits of SOLTAMOX outweigh its risks in women already diagnosed with breast cancer. SOLTAMOX should not be used in women who require concomitant use of coumarin-type anticoagulant, or in women with history of deep vein thrombosis or pulmonary embolus. Women who are pregnant or plan to become pregnant should not take SOLTAMOX. Cataracts and resultant cataract surgery can also occur more frequently with SOLTAMOX. The most frequently reported adverse reactions with SOLTAMOX were hot flashes and vaginal discharge.

ABOUT CYTOGEN CORPORATION
-------------------------

Founded in 1980, Cytogen Corporation of Princeton, NJ, is a biopharmaceutical company dedicated to improving the lives of patients with cancer by acquiring, developing and commercializing innovative molecules targeting the sites and stages of cancer progression. Cytogen's marketed products include QUADRAMET(R) (samarium Sm-153 lexidronam injection), PROSTASCINT(R) (capromab pendetide) kit for the preparation of Indium In-111 capromab pendetide, and SOLTAMOX(TM) (tamoxifen citrate) in the United States. Cytogen's development pipeline consists of therapeutics targeting prostate-specific membrane antigen (PSMA), a protein highly expressed on the surface of prostate cancer cells and the neovasculature of solid tumors. Cytogen also has exclusive United States marketing rights to COMBIDEX(R) (ferumoxtran-10) for all applications, and the exclusive right to market and sell ferumoxytol (previously Code 7228) for oncology applications in the United States. Full prescribing information for the Company's products is available at www.cytogen.com or by calling 800-833-3533. For more information, please visit the Company's website at www.cytogen.com, which is not part of this press release.

ABOUT SAVIENT
-------------

Based in East Brunswick, New Jersey, Savient Pharmaceuticals, Inc., an emerging specialty pharmaceuticals company, is engaged in developing, manufacturing, and marketing pharmaceutical products that address unmet medical needs in both niche and broader markets. The Company's lead product development candidate, Puricase(R) (PEG-uricase), for the treatment of refractory gout, has reported positive Phase 1 and 2 clinical data. Savient's experienced management team is committed to advancing its pipeline and expanding its product portfolio by in-licensing late stage compounds and exploring co-promotion and co-development opportunities that fit the Company's expertise in specialty pharmaceuticals and initial focus in rheumatology. Savient markets its product Oxandrin(R) (oxandrolone, USP) in the United States. The Company's subsidiary, Rosemont Pharmaceuticals Ltd., develops, manufactures, and markets through its own sales force oral liquid formulations of prescription products for the UK pharmaceutical market. Rosemont's product portfolio includes over 100 liquid formulations primarily targeting the geriatric population. Savient's product Mircette(R) (desogestrel/ethinyl estradiol and ethinyl estradiol), an oral contraceptive, is marketed by its licensee, Duramed Pharmaceuticals, Inc.
Puricase is a registered trademark of Mountain View Pharmaceuticals, Inc. Further information on the Company can be accessed by visiting www.savientpharma.com.

For Cytogen:

This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and investors are cautioned not to put any undue reliance on any forward-looking statement. There are a number of important factors that could cause Cytogen's results to differ materially from those indicated by such forward-looking statements. In particular, Cytogen's business is subject to a number of significant risks, which include, but are not limited to: the risk of obtaining additional capital; the risk of obtaining the necessary regulatory approvals; the risk of whether products result from development activities; the risk of shifts in the regulatory environment affecting sales of Cytogen's products such as third-party payor reimbursement issues; the risk associated with Cytogen's dependence on its partners for development of certain projects; the risks associated with Cytogen's strategic relationships, as well as other factors expressed from time to time in Cytogen's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with Cytogen's periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and Cytogen undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

For Savient:

This news  release  contains  forward-looking  statements  within the meaning of
Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this report regarding the Company's strategy, expected future financial position, results of operations, cash flows, financing plans, discovery and development of products, strategic alliances, competitive position, plans and objectives of management are forward-looking statements. Words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "will" and other similar expressions help identify forward-looking statements, although not all forward-looking statements contain these identifying words. In particular, the statements regarding the future revenues from the Soltamox transaction with Cytogen are forward-looking statements. These forward-looking statements involve substantial risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the Company's business and the biopharmaceutical and specialty pharmaceutical industries in which the Company operates. Such risks and uncertainties include, but are not limited to, the Company's ability to complete the restatement of its financial statements described above on a timely basis, delay or failure in developing Puricase and other product candidates; difficulties of expanding the Company's product portfolio through in-licensing; introduction of generic competition for Oxandrin; fluctuations in buying patterns of wholesalers; potential future returns of Oxandrin or other products; the Company's continuing to incur substantial net losses for the foreseeable future; difficulties in obtaining financing; potential development of alternative technologies or more effective products by competitors; reliance on third-parties to manufacture, market and distribute many of the Company's products; economic, political and other risks associated with foreign operations; risks of maintaining protection for the Company's intellectual property; risks of an adverse determination in on-going or future intellectual property litigation; and risks associated with stringent government regulation of the biopharmaceutical and specialty pharmaceutical industries. The Company may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the Company's forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that the Company makes. The Company's forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that the Company may make. The Company does not assume any obligation to update any forward-looking statements.


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